UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2015

Emerge Energy Services LP

(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

180 State Street, Suite 225

Southlake, Texas 76092

(Address of principal executive office) (Zip Code)

(817) 865-5830
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Accounting Officer

On October 16, 2015, Mr. Richard DeShazo and Emerge Energy Services GP LLC (the “General Partner”), the general partner of Emerge Energy Services LP (the “Partnership”), entered into a Retention and Transition Bonus Agreement (the “Transition Agreement”) setting forth the terms upon which Mr. DeShazo will retire from his position as Chief Accounting Officer of the General Partner. Pursuant to the Transition Agreement, Mr. DeShazo will receive a one-time bonus of $200,000 (the “Bonus”) provided he continues to serve as Chief Accounting Officer of the General Partner until the General Partner has determined, in its sole discretion, that Mr. DeShazo has fully trained a successor Chief Accounting Officer and effectively transitioned all duties of his position to such successor.  Payment of the Bonus is further subject to Mr. DeShazo’s timely execution and non-revocation of a general release of claims against the General Partner and its affiliates.  The General Partner currently anticipates Mr. DeShazo’s retirement will be effective as of the close of business on November 13, 2015.

The foregoing description of the Transition Agreement is not complete and is subject to and qualified in its entirety by the terms of the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Appointment of Chief Accounting Officer

On October 22, 2015, the Board of Directors of the General Partner appointed Deborah Deibert as the General Partner’s Chief Accounting Officer to replace Mr. DeShazo effective upon his retirement.

In this role, Ms. Deibert will act as the principal accounting officer of the General Partner. Prior to her appointment as Chief Accounting Officer, Ms. Deibert, age 51, served as the Director of Financial Reporting of the General Partner.  Prior to that role, Ms. Deibert served as the Senior Director of Financial Reporting of FTS International, Inc. from 2011 until 2013. From 2007 until 2011, Ms. Deibert was Senior Director of SEC Reporting & International Finance of Blockbuster Inc. and previously has held various finance and accounting positions since 1988.  Ms. Deibert holds a B.B.A. in accounting from the University of Texas at Arlington.

In connection with Ms. Deibert’s appointment, on October 19, 2015, the General Partner entered into an employment letter with Ms. Deibert (the “Employment Agreement”) pursuant to which, starting on November 13, 2015, Ms. Deibert will serve as the Chief Accounting Officer of the General Partner.

The Employment Agreement provides for (i) an annual base salary of $225,000 and (ii) the opportunity to earn an annual cash bonus targeted at an amount equal to 45% of Ms. Deibert’s annual base salary, determined based on the achievement of applicable performance targets, each of which are effective September 28, 2015.  Ms. Deibert is also eligible under the Employment Agreement to participate in customary benefit plans on the same basis as other similarly situated employees.

Under the Employment Agreement, if Ms. Deibert’s employment is terminated by the General Partner without “cause” (as defined in the Employment Agreement), other than due to Ms. Deibert’s death or disability, then subject to Ms. Deibert’s execution and non-revocation of a general release of claims in a form satisfactory to the General Partner, Ms. Deibert will be entitled to a lump sum payment equal to six months of her then-current annual base salary.

The foregoing description of the Employment Agreement is not complete and is subject to and qualified in its entirety by the terms of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

There are no family relationships between Ms. Deibert and any director or other executive officer of the General Partner and she was not selected by the General Partner’s board of directors to serve as Chief Accounting Officer pursuant to any arrangement or understanding with any person. Ms. Deibert has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Retention and Transition Bonus Agreement, dated October 16, 2015, between Emerge Energy Services GP LLC and Richard L. DeShazo.

10.2	Employment Letter, dated October 19, 2015, between Emerge Energy Services GP LLC and Deborah Deibert.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC,
its general partner

Dated: October 22, 2015	By:	/s/ Joseph C. Tusa, Jr.
		Name:	Joseph C. Tusa, Jr.
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Retention and Transition Bonus Agreement, dated October 16, 2015, between Emerge Energy Services GP LLC and Richard L. DeShazo.

10.2	Employment Letter, dated October 19, 2015, between Emerge Energy Services GP LLC and Deborah Deibert.